SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------
                                   Form 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 22, 1998


                             The Netplex Group, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      New York                       1-11784                     11-2824578
--------------------------------------------------------------------------------
(State  or other jurisdiction     (Commission             (IRS  Employer  of
         incorporation)           File  Number)            Identification No.)


            8260 Greensboro Drive, 5th Floor, McLean, Virginia 22101
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (703) 356-1717


                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

On June 22, 1998, The Netplex Group, Inc. (the "Company") completed the purchase of all of the stock of Automated Business Systems of North Carolina, Inc. and Kellar Technology Group, Inc., referred to collectively as "ABS.". In consideration for the purchase, the Company paid $200,000 in cash and issued 450,000 shares of Common Stock at closing. The Company used working capital to finance the acquisition. The agreement also provides that ABS will receive additional consideration (the "Earn-out") equal to a percentage of the net profits of ABS for the third and fourth quarters of 1998, and the years 1999 and 2000. Such Earn-out payments are to be made 50% in cash and 50% in the Company's Common Stock. The number of shares of the Company's Common Stock will be based on 90% of the average closing price of the Company's Common Stock for the last 30 calendar days of the first quarter following the end of each of the respective earn-out periods.

              In connection with the acquisition, the Company also will enter into employment agreements with certain employees of ABS.


Item 7.       Financial Statements, Pro Forma Financial
                         Information and Exhibits.

         Exhibit No.          Description
         -----------          -----------


          99.1 Audited Combined Financial Statements for Automated Business Systems of North Carolina, Inc. and Kellar Technology Group, Inc. for the year ended December 31, 1997.

          99.2                Pro forma financial information.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE NETPLEX GROUP, INC.



Dated: September 5, 1998
                  `                        By: /s/ Gene Zaino

                                           -------------------
                                           Name:  Gene Zaino
                                           Title: Chairman of the Board
                                                   And President

             Automated Business Systems of North Carolina, Inc. and
                                Combined Company

                     Index to Combined Financial Statements



Independent Auditors' Report ................................................ 2

Combined balance sheets as of March 31, 1998 (unaudited)
         and December 31, 1997............................................... 3

Combined statements of operations and retained earnings
         for the three months ended March 31, 1998 (unaudited) and
         the year ended  December 31, 1997................................... 4

Combined statements  of cash flows for the three months ended
         March 31, 1998 (unaudited) and the year ended
         December  31, 1997.................................................. 5

Notes to the combined financial statements................................... 6

                          Independent Auditors' Report
                          ----------------------------

The Stockholders of Automated Business Systems of North Carolina, Inc. and Combined Company:

We have audited the accompanying combined balance sheet of Automated Business Systems of North Carolina, Inc. and Combined Company as of December 31, 1997, and the related combined statements of operations and retained earnings, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Automated Business Systems of North Carolina, Inc. and Combined Company as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                       /s/ KPMG PEAT MARWICK LLP



McLean, VA

August 21, 1998

             Automated Business Systems of North Carolina, Inc. and
                                Combined Company
                             Combined Balance Sheets

                                                      March 31,    December 31,
                                                         1998          1997
                                                      ---------    ------------
                                                     (unaudited)
                                     Assets:
  Current Assets:
        Cash and cash equivalents                      $121,169    $173,860
        Accounts receivable                             360,310     163,005
        Prepaid expenses and other current assets        14,685       7,592
                                                       --------    --------
             Total Current Assets                       496,164     344,457

        Property & equipment, net                         1,006         695
        Other assets                                     22,142      22,162
                                                       --------    --------

             Total Assets                              $519,312    $367,314
                                                       ========    ========

                    Liabilities & Shareholders' Equity:
Current Liabilities:
        Accounts Payable                               $259,122    $167,960
        Accrued Expenses                                130,708      53,532
        Note payable to bank                               --        11,523
                                                       --------    --------
             Total current liabilities                  389,830     233,015

Shareholders' Equity:
        ABSI common stock, $1 par value;
            100,000 shares authorized; 444 issued
            and outstanding in 1998 and 1997                444         444
        KTG common stock; no par value;
             Class A, 1,000,000 shares authorized,
             3,000 issued and outstanding in 1998
             and 1997                                      --          --
             Class B, 1,000,000 shares authorized,
             none outstanding in 1998 and 1997             --          --
        Paid in Capital                                  42,741      42,741
        Retained Earnings                                86,297      91,114
                                                       --------    --------
             Total shareholders' equity                 129,482     134,299

             Total Liabilities & Shareholders' Equity  $519,312    $367,314
                                                       ========    ========


    The accompanying notes are an integral part of these financial statements

             Automated Business Systems of North Carolina, Inc. and
                                Combined Company
             Combined Statements of Operations and Retained Earnings

                                                  Three Months
                                                     Ended           Year Ended
                                                 March 31, 1998    December 31, 1997
                                                 --------------   -------------------
                                                  (unaudited)
Revenue                                          $   760,374         $ 4,145,797

Cost of Revenue                                      421,597           3,048,010
                                                 -----------         -----------

     Gross Profit                                    338,777           1,097,787

Selling, General and Administrative Expense          341,052           1,116,348
                                                 -----------         -----------

Loss before taxes                                     (2,275)            (18,561)

Provision for income tax                               2,542               8,243
                                                 -----------         -----------

     Net loss                                    $    (4,817)        $   (26,804)


Retained Earnings at the beginning of the period      91,114             117,918
                                                 -----------         -----------

Retained Earnings at the end of the period       $    86,297         $    91,114
                                                 ===========         ===========




    The accompanying notes are an integral part of these financial statements

             Automated Business Systems of North Carolina, Inc. and
                                Combined Company
                        Combined Statements of Cash Flows

                                                          Three Months
                                                              Ended        Year Ended
                                                            March 31,     December 31,
                                                              1998            1997
                                                          --------------  ------------
                                                           (unaudited)
Operating Activities:
Net loss                                                   $  (4,817)   $ (26,804)
Adjustments to reconcile net loss to
net cash (used in) provided by operating activities:
    Depreciation and amortization                                 27       18,964
    Loss on sale of property and equipment                      --          6,867
    Changes in assets and liabilities:
        Accounts receivable                                 (197,305)       7,143
        Prepaids and other assets                             (7,074)     (15,129)
        Accounts payable                                      91,162       37,660
        Accrued expenses                                      77,177       27,244
                                                           ---------    ---------

    Net cash (used in) provided by operating activities      (40,830)      55,945
                                                           ---------    ---------

Investing activities:
    Acquisition of property and equipment                       (338)     (29,834)
    Proceeds from sale of property and equipment                --         31,000
                                                           ---------    ---------

    Net cash (used in) provided by investing activities         (338)       1,166
                                                           ---------    ---------

Financing activities:
    Repayment of notes payable to bank                       (11,523)     (18,315)
    Borrowing under note payable to a bank                      --         17,000
                                                           ---------    ---------

    Net cash used in financing activities                    (11,523)      (1,315)
                                                           ---------    ---------

    (Decrease) increase in cash and cash equivalents         (52,691)      55,796

Cash and cash equivalents at the beginning of the period     173,860      118,064
                                                           ---------    ---------

Cash and cash equivalents at the end of the period         $ 121,169    $ 173,860
                                                           =========    =========

Supplemental disclosures:
        Cash paid during the period for:
            Interest                                       $   1,293    $   2,685
                                                           =========    =========
            Income taxes                                   $    --      $   7,577
                                                           =========    =========


    The accompanying notes are an integral part of these financial statements

             Automated Business Systems of North Carolina, Inc. and
                                Combined Company
                     Notes to Combined Financial Statements


(1)               Business and Basis of Presentation
                  ----------------------------------
                  Automated Business Systems of North Carolina, Inc., doing business as Automated Business Systems , Inc. (ABSI) was incorporated in North Carolina in 1975. Kellar Technology Group (KTG) was incorporated in Georgia in June 1997. The companies provide complete systems solutions through the distribution of hardware and software from Hewlett-Packard ("HP") UNIX and Microsoft NT based technologies to medium-sized and Fortune 500 organizations, in the Charlotte, NC; Spartanburg, SC; and Atlanta, GA markets. The shareholders of ABSI own a majority interest in KTG, and as a result, the financial statements of the entities, collectively "ABS" or the "Company" have been reported on a combined basis.

                  The accompanying financial statements contain the combined balance sheets of ABSI and KTG as of March 31, 1998 and December 31, 1997; the combined statements of operations and retained earnings, and cash flows for the three months ended March 31, 1998 and the year ended December 31, 1997 (KTG included on a combined basis from June 19, 1997, date of inception). The balance sheet as of March 31, 1998 and the result of operations and cash flows for the three months ended March 31, 1998 are unaudited. In the opinion of management, all adjustments, consisting of normal recurring adjustments necessary for fair presentation of interim period results have been included. Interim results are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 1998.

(2)               Summary of Significant Accounting Policies:
                  -------------------------------------------

                  Principles of Combination:
                  --------------------------
                  The accompanying combined financial statements include the accounts of Automated Business Systems, Inc and Kellar Technology Group, Inc. for the periods outlined above. All significant intercompany transactions have been eliminated in combination.

                  Revenue Recognition:
                  --------------------
                  The Company generally recognizes hardware and software product revenue when such products are delivered to the customer site. Revenue from consulting service contracts is recognized when the services are performed and related costs are incurred.

                  Cash and  Cash Equivalents:
                  ---------------------------
                  The Company considers all highly liquid investments with maturity, at date of purchase, of three months or less to be cash equivalents. Cash equivalents are comprised of money market accounts.

                  Property and Equipment:
                  -----------------------
                  Property and equipment is recorded at cost. Additions to property and equipment have historically not been material. Automobiles are being depreciated over five years. All other property and equipment is being depreciated in the year of acquisition.

                  Income Taxes:
                  -------------
                  Income taxes are accounted for under the asset and liability method under Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109). Under this method, the deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement carrying value of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets are measured by applying the enacted statutory tax rates, that are applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized. Any change in tax rates on deferred tax assets and liabilities is recognized in net income in the period in which the rate change is enacted.

                  Use of Estimates:
                  -----------------
                  The preparation of combined financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(3)               Property and Equipment:
                  -----------------------
                  Property and equipment consists of the following:

                                                     March 31,      December 31,
                                                        1998            1997
                                                    -----------     ------------
                                                    (unaudited)
                  Office furniture & equipment      $  34,900       $  34,562
                  Demo equipment                       59,727          59,727
                  Autos                                 7,343           7,343
                                                    ---------       ---------
                                                      101,970         101,632
                  Accumulated depreciation           (100,964)       (100,937)
                                                    ---------       ---------

                                                    $   1,006       $     695
                                                    =========       =========


(4)               Accrued Expenses:
                  -----------------
                                                     March 31,      December 31,
                                                        1998           1997
                                                     ----------     ------------
                                                    (unaudited)
                  Accrued payroll and payroll taxes  $ 73,826        $ 48,867
                  Accrued other expenses               56,882           4,665
                                                     --------        --------

                                                     $130,708        $ 53,532
                                                     ========        ========


(5)               Note Payable to Bank:
                  ---------------------
                  As of December 31, 1997, the Company had a note payable to a bank in the amount of $11,523 related to the financing of an automobile. Monthly payments under this note were $624. The Company repaid this loan in early 1998.


(6)               Commitments:
                  ------------
                  The Company leases approximately 1,600 square feet of office space under a non-cancelable operating lease to house the Company's headquarters in Charlotte, NC. Monthly payments under this lease are $1,995. The Company also has a refundable deposit of $1,995 related to these leased premises. This lease expires on September 30, 1998. The Company's remaining obligation under this lease at March 31, 1998 and at December 31, 1997 was $11,970 (unaudited) and $17,955, respectively.

(7)               Income taxes:
                  -------------
                  The Company files separate returns for ABSI and KTG. Income tax expense for the year ended December 31, 1997 and the three months ended March 31, 1998 (unaudited) consists of current tax expense.

                  The reconciliation between the actual income tax expense and the income tax computed by applying the statutory Federal income tax rate to earnings before provision for income taxes for the three months ended March 31, 1998 (unaudited) and the year ended December 31, 1997 is as follows:

                                                                          March 31,          December 31,
                                                                             1998                1997
                                                                         --------------     ------------
                                                                         (unaudited)

                    Computed expected tax provision (benefit)               $    (773)      $   (6,311)

                    State taxes, net of Federal benefit                           304              986

                    Non deductible expenses and other                           3,011           13,568
                                                                         --------------     ------------

                                                                            $   2,542       $    8,243
                                                                         ==============     ============

                  There were no significant deferred tax assets or liabilities at March 31, 1998 (unaudited) or December 31, 1997.


(8)               401(k) Retirement Plan:
                  -----------------------
                  The Company maintains a 401(k) retirement plan ("the Plan") for employees who meet the eligibility requirements outlined in the Plan. Participants in the Plan make voluntary tax deferred contributions to the Plan. The Company does not make contributions to match the participants contributions, but, has the ability to make discretionary contributions to the Plan. During the three months ended March 31, 1998 (unaudited) and the year ended December 31, 1997, the Company made no discretionary contributions to the Plan.

(9)               Subsequent Event
                  ----------------
                  On June 22, 1998, The Netplex Group, Inc. ("Netplex") acquired all of the stock of both ABSI and KTG in exchange for:
                  $200,000 in cash, 450,000 shares of Netplex common stock, and additional consideration ("earn-out") to the former ABS shareholders if the Company meets certain operating targets over the period beginning on June 30, 1998 through December 31, 2000. Payments due under the earn-out, if any, are to be made on April 30, 1999, 2000 and 2001 in the form of 50% Netplex common stock and 50% cash.

                             The Netplex Group, Inc.
              Unaudited Pro Forma Consolidated Financial Statements


The accompanying unaudited pro forma consolidated financial statements are provided to illustrate the effect of the acquisition of Automated Business Systems of North Carolina, Inc. and Kellar Technology Group, Inc. (collectively "ABS") on the historical financial statements of The Netplex Group, Inc. ("the Company"), as if this acquisition had occurred, for balance sheet purposes, on March 31, 1998 and, for statement of operations purposes on January 1, 1998 and January 1, 1997. The pro forma consolidated statements of operations are not necessarily indicative of operating results which would have been achieved had the acquisition been consummated as of the beginning of the period presented and should not be construed as representative of future operations. For purposes of these pro forma consolidated statements, the acquisition has been accounted for under the purchase method of accounting, based on a preliminary estimate of the fair values of the assets and liabilities acquired. The pro forma adjustments are described in the accompanying notes are based on available information and certain assumptions that the Company believes are reasonable. These pro forma financial statements should be read in conjunction with the Company's Report on Form 10-KSB for the year ended December 31, 1997 and Report on Form 10-Q for the three months ended March 31, 1998.

                    The Netplex Group, Inc. and Subsidiaries
                 Pro-Forma Condensed Consolidated Balance Sheet
                              As of March 31, 1998

                                                       Netplex             ABS         Subtotal        Adjustments(a)    Pro-forma
                                                     ------------     ------------   -------------    ----------------  ------------
                                                                         Assets
     Current assets:
        Cash and cash equivalents                   $  1,326,291     $    121,169    $  1,447,460     $   (200,000)    $  1,247,460
        Accounts receivable, net                       6,293,041          360,310       6,653,351                         6,653,351
        Prepaid expenses and other                       419,630           14,685         434,315                           434,315
                                                    ------------     ------------    ------------     ------------     ------------
             Current assets                            8,038,962          496,164       8,535,126         (200,000)       8,335,126

        Property & equipment, net                      1,012,474            1,006       1,013,480           50,000        1,063,480
        Employee notes receivable                        195,014             --           195,014                           195,014
        Fulfillment database, net                        930,000             --           930,000                           930,000
        Acquired software, net                           394,991             --           394,991                           394,991
        Goodwill, net                                    339,866             --           339,866          660,643        1,000,589
        Other assets                                     142,197           22,142         164,339                           164,339
                                                    ------------     ------------    ------------     ------------     ------------

             Total Assets                           $ 11,053,504     $    519,312    $ 11,572,816     $    510,643     $ 12,083,459
                                                    ============     ============    ============     ============     ============

                                                     Liabilities & Stockholders' Equity
        Accounts Payable                            $  1,051,407     $    259,122    $  1,310,529                      $  1,310,529
        Line of credit                                 2,404,670             --         2,404,670                         2,404,670
        Accrued Expenses and other                     4,834,246          130,708       4,964,954           50,000        5,014,954
                                                    ------------     ------------    ------------     ------------     ------------
             Total current liabilities                 8,290,323          389,830       8,680,153           50,000        8,730,153

        Other liabilities                                292,237             --           292,237             --            292,237
                                                    ------------     ------------    ------------     ------------     ------------
            Total Liabilities                          8,582,560          389,830       8,972,390           50,000        9,022,390

     Stockholders' Equity
        Class A preferred stock                           10,625             --            10,625             --             10,625
        Common stock                                       9,007              444           9,451              450            9,457
                                                                                                              (444)
        Additional paid in capital                     7,826,370           42,741       7,869,111          639,675        8,466,045
                                                                                                           (42,741)

        Accumulated deficit                           (5,375,058)          86,297      (5,288,761)         (50,000)      (5,425,058)
                                                                                                           (86,297)
                                                    ------------     ------------    ------------     ------------     ------------
        Commitments and contingencies

        Stockholders' equity                           2,470,944          129,482       2,600,426          480,206        3,061,069
                                                    ------------     ------------    ------------     ------------     ------------

     Total Liabilities &
             Stockholders' Equity                   $ 11,053,504     $    519,312    $ 11,572,816     $    527,664     $ 12,083,459
                                                    ============     ============    ============     ============     ============

                    The Netplex Group, Inc. and Subsidiaries
            Pro-Forma Condensed Consolidated Statement of Operations
                    For the Three Months Ended March 31, 1998

                                              Netplex               ABS             Total           Adjustments         Pro forma
                                           ------------       ------------       ------------       ------------       ------------

Revenues                                   $ 13,311,308       $    760,374       $ 14,071,682               --         $ 14,071,682

Cost of revenues                             11,176,766            421,597         11,598,363               --           11,598,363
                                           ------------       ------------       ------------       ------------       ------------

   Gross profit                               2,134,542            338,777          2,473,319               --            2,473,319

Selling, general and
    administrative expenses                   2,483,723            341,052          2,824,775             15,178 b        2,839,953
                                           ------------       ------------       ------------       ------------       ------------

   Operating loss                              (349,181)            (2,275)          (351,456)           (15,178)          (366,634)

Interest expense, net                            66,076               --               66,076               --               66,076
                                           ------------       ------------       ------------       ------------       ------------

Loss before taxes                              (415,257)            (2,275)          (417,532)           (15,178)          (432,710)

Provision for income taxes                         --                2,542              2,542             (2,542)c             --
                                           ------------       ------------       ------------       ------------       ------------

   Net loss                                $   (415,257)      $     (4,817)      $   (420,074)      $    (12,636)      $   (432,710)
                                           ============       ============       ============       ============       ============

        Basic and diluted loss per
           Common share                                                                                                $      (0.07)
                                                                                                                       =============

     Weighted average common shares
        shares outstanding, basic and diluted                                                                             8,223,292
                                                                                                                       =============


                    The Netplex Group, Inc. and Subsidiaries
            Pro-Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1997

                                                   Netplex            ABS              Total         Adjustments        Consolidated
                                                -----------      ------------     -------------     -------------       ------------

Revenues                                       $ 40,468,134      $  4,145,797      $ 44,613,931              --        $ 44,613,931

Cost of revenues                                 35,415,644         3,048,010        38,463,654              --          38,463,654
                                               ------------      ------------      ------------      ------------      ------------

     Gross profit                                 5,052,490         1,097,787         6,150,277              --           6,150,277

Selling, general and
      administrative expenses                     7,899,756         1,116,348         9,016,104            60,710 b       9,076,814
                                               ------------      ------------      ------------      ------------      ------------

     Operating loss                              (2,847,266)          (18,561)       (2,865,827)           60,710        (2,926,537)

Interest expense, net                                26,337              --              26,337              --              26,337
                                               ------------      ------------      ------------      ------------      ------------

Loss before taxes                                (2,873,603)          (18,561)       (2,892,164)          (60,701)       (2,952,865)

Provision for income taxes                             --               8,243             8,243            (8,243)c              --
                                               ------------      ------------      ------------      ------------      ------------

     Net loss                                  $ (2,873,603)     $    (26,804)     $ (2,900,407)     $    (52,458)     $ (2,953,865)
                                               ============      ============      ============      ============      ============

     Basic and diluted loss per
        Common share                                                                                                   $      (0.45)
                                                                                                                       =============

     Weighted average common shares
        shares outstanding, basic and diluted                                                                             7,270,863
                                                                                                                       =============

       Notes to the unaudited pro forma consolidated financial statements


(a) This Adjustment records the acquisition of ABS by Netplex, under the purchase method of accounting, through the issuance of $200,000 in cash and 450,000 shares of Netplex common stock (valued at $590,125 or $1.3125 per share). In connection with the preliminary allocation of the purchase price the historical cost basis of the assets and liabilities of ABS were deemed to be at fair value, except for property and equipment which was brought up to its estimated fair value through an adjustment of approximately $50,000 and the accrual of estimated direct costs related to the acquisition of $50,000. The net assets of ABS acquired (at fair value) was $129,482. Cost in excess of net assets acquired (goodwill) resulting from this transaction is $660,632 and is expected to be amortized on a straight-line basis over an estimated life of 15 years.

(b) This adjustment reverses the tax provision of ABS for the three months ended March 31, 1998 of $2,543 and for the year ended December 31, 1997 of $8,243. Netplex experienced net operating losses during the three month and years ended March 31, 1998 and December 31, 1997, respectively and accordingly, no consolidated provision for income taxes is be required for the periods presented on the combined entity.

(c) This adjustment records depreciation and amortization for the three months ended March 31, 1998 and the year ended December 31, 1997 of $15,170 and $60,710,respectively. Depreciation expense on the increase in ABS property and equipment ($50,000 depreciated on a straight-line basis for over a 3 year estimated life) for the three months ended March 31, 1998 of $4,167 and $16,667 for the year ended December 31, 1997. Goodwill amortization recorded on Goodwill of $660,643 on a straight-line basis over a 15 year estimated life of $11,011 for the three months ended March 31, 1998 and $44,043 for the year ended December 31, 1997.